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                                 Exhibit 23.1

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-98266 of PureTec Corporation on Form S- 8 and Registration Statement No. 33-98190 on Form S-3 of our report dated November 13, 1997, appearing in this Annual Report on Form 10-K of PureTec Corporation for the year ended July 31, 1997.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
November 13, 1997